Exhibit 99.1

8I ENTERPRISES ACQUISITION CORP.

PRO FORMA BALANCE SHEET

		Pro Forma
	April 1, 2019	Adjustments	As Adjusted

Assets
Cash	$664,804	$—	$664,804
Total current assets	664,804	—	664,804
Cash held in Trust Account	50,000,000	7,500,000	57,500,000
Total Assets	$50,664,804	$7,500,000	$58,164,804

Liabilities and Shareholders’ Equity
Accounts payable and accrued expense	$27,319	$—	$27,319
Due to related party	326,185	—	326,185
Total current liabilities	353,504	—	353,504
Deferred underwriters' discount	1,500,000	225,000	1,725,000
Total liabilities	1,853,504	225,000	2,078,504

Commitments
Ordinary shares subject to possible redemption, 4,381,129 shares and 5,108,629 shares as adjusted at redemption value	43,811,290	7,275,000	51,086,290

Shareholders’ Equity:
Ordinary shares, no par value; unlimited shares authorized; 2,277,621 shares issued, 2,318,871 shares as adjusted (excluding 4,381,129 shares, and 5,108,629 shares as adjusted, subject to possible redemption)	5,051,356	—	5,051,356
Accumulated deficit	(51,346)	—	(51,346)
Total shareholders’ equity	5,000,010	—	5,000,010

Total Liabilities and Shareholders’ Equity	$50,664,804	$7,500,000	$58,164,804